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                                                                 Exhibit 10.16

                                     FORM OF
                             SUBSCRIPTION AGREEMENT
GENERAL TERMS

This sets forth the general terms of the Subscription Agreement (the "Agreement") under which [Generic School District ("Generic")] at [ADDRESS] will participate in the ZapMe!-TM- netspace program from the ZapMe! Corporation at 3000 Executive Parkway, Suite 150, San Ramon, CA 94583 ("ZapMe!") for a period of three full school years, plus the partial school year in which installation occurs, (the "Initial Term"), subject to the extension as hereinafter set forth. These general terms form part of the Subscription Agreement between [Generic] and ZapMe!.

A.   INTRODUCTION

ZapMe! will provide to [Generic] the following equipment, software, and services (collectively called the "System") without charge or fee:

     1. Installations of a local area network at various agreed-on locations within the schools that are part of or belong to [Generic] or over which [Generic] exercises administrative control. Included in each installation is the proposed equipment listed on Exhibit A ("the Equipment") subject to upgrades, additions and changes from time to time by ZapMe!, at its sole discretion.

     2. Software permitting the System to be operated to ZapMe! netspace specifications.

     3. Support and maintenance services as ZapMe! in its reasonable discretion shall determine is necessary to keep the System operational.

     4. Initial training on the use of the System for [Generic's] faculty staff, and follow-on training as ZapMe! in its reasonable discretion shall determine is necessary or appropriate.

ZapMe!'s obligations under this Agreement are subject to [Generic] meeting each and every obligation of [Generic] set forth in this Agreement.

B.   ZAPME!'S OBLIGATIONS

ZapMe! agrees to perform the following with regard to the System:

     1. ZapMe! shall deliver and install the Equipment at mutually agreed upon locations.

     2. ZapMe! shall provide reasonable maintenance and repair of the Equipment against normal wear and tear (not including damage caused by vandalism, misuse and the like).

     3. ZapMe! shall perform a "Site Survey" to determine (in its sole discretion) whether the location selected by [Generic] is adequate for the installation and operation of the Equipment and the System.

     4. ZapMe! shall provide a toll-free number so [Generic] can obtain support, report malfunctions, and otherwise contact ZapMe!-TM-concerning the System.

     5. ZapMe! shall require that its employees, agents, and contractors abide by all of [Generic's] rules and policies concerning conduct while on any [Generic] school campus(s), including "checking in" at the main office prior to entering campus grounds or buildings.

C.   [GENERIC'S] OBLIGATIONS

[Generic] agrees to perform the following with regard to the System.

     1. With regard to the installation of the Equipment, [Generic] agrees to provide the following: (i) adequate space and power for the computer workstations and printer (if printer is provided); (ii) secure location for the network server, its switches, hubs and cabling, with adequate power and a dedicated standard analog telephone line that can be connected to the Internet; (iii) rooftop or other location for the satellite antenna with a clear and unobstructed path for its signal and a means to securely attach the antenna; (iv) the ability to connect all components of the System with required cabling at a reasonable cost, as determined by ZapMe! in its sole discretion; (v) any other requirements, as determined by ZapMe!, in its sole discretion. If at any time any of the conditions contained is this paragraph cannot be met or maintained by [Generic] then ZapMe! at its sole discretion will have the right to terminate this Agreement and [Generic] shall provide ZapMe! reasonable access to its facilities to retrieve any Equipment.

     2. [Generic] agrees to use its best efforts to protect the Equipment and the software from abuse, damage, destruction, misuse, including but not limited to unauthorized access, unauthorized duplication of files, unauthorized alteration or circumvention of protective barriers in the System, theft, vandalism, fire and flood damage.

     3. [Generic] agrees to appoint a faculty member or members who will act as the System Administrator, upon whom ZapMe! may rely on as being the contact person for ZapMe!, with authority on behalf of [Generic] on all matters concerning the System. The System Administrator shall be reasonably available at all times.

     4. [Generic] agrees to give ZapMe! reasonable access to the Equipment for the purpose of maintenance, repair, making modifications, installing upgrades, and generally observing the usage of the System.

     5. [Generic] agrees to insure all Equipment located at or on [Generic's] site against damage as a result of vandalism, theft, fire damage, flood and/or earthquake, power surges and/or lightning strikes. [Generic] will add ZapMe! as an additional


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          insured under such policy(ies) or programs and will provide ZapMe!
          with a certificate thereof or other written evidence indicating ZapMe! shall be a beneficiary of such insurance within thirty (30) days of [Generic's] execution hereof.

     6. [Generic] agrees to allow ZapMe! to use its name, photographs, videos, or recordings of the System and the use of the System, including interviews with students and faculty for publication in general media and/or solicitation of corporate Sponsors of the System, subject to [Generic's] privacy policy concerning students' and faculty's personal information and applicable law.

     7. [Generic] agrees that commencing sixty (60) days after completion of the installation of the Equipment and activation of the System [Generic] will maintain an average of four (4) hours of usage per computer terminal per school day, excluding vacation days, weekends, summer vacations and days that the System is not in Service.

     8. [Generic] agrees to use the Equipment only for the System and not for any other use without the prior written consent of ZapMe!.

     9. [Generic] agrees not to install, change, or delete any software on the Equipment without the prior written consent of ZapMe!.

     10. [Generic] agrees if a printer is provided with the System, [Generic] will pay for the cost of consumable supplies such as paper and ink or toner replacement cartridges.

     11. [Generic] agrees not to rent, lease, or allow the usage of the Equipment or the System by any third party without the prior written consent of ZapMe!. For the purpose of this clause "third party" shall mean anyone other than [Generic's] students and their parents, faculty, employees, and any user that is participating in a [Generic] sponsored community educational program.

     12. [Generic] agrees to notify ZapMe! within 48 hours of finding a malfunction or other problem with the Equipment or the System.

     13. [Generic] shall identify the presence of asbestos on [Generic's] premises or in [Generic's] facilities. [Generic] acknowledges that if during the installation of the Equipment ZapMe! encounters asbestos in [Generic's] premises or facilities which interferes with installation, either [Generic] or ZapMe! may terminate this Agreement.

     14. [Generic] is responsible for obtaining zoning and building permits or waivers when required. This Agreement is not binding on ZapMe! unless [Generic] furnishes the required zoning and building permits or waivers or satisfactory evidence that the permits or waivers are not required.

     15. [Generic] agrees that all users will be required to abide by ZapMe's terms of use, as expressed in ZapMe!'s "User Agreement" that all users shall be required to agree to before accessing the System. A copy of the current User Agreement is attached hereto as Exhibit B. [Generic] acknowledges that as the System is refined and upgraded, the terms and conditions of the User Agreement may be modified at the sole discretion of ZapMe!. [Generic] hereby grants ZapMe! permission to monitor usage of the System, including but not limited to usage by [Generic's] students and faculty, subject to ZapMe!'s privacy policy.

     16. [GENERIC] AGREES THAT IT WILL TRAIN ITS FACULTY TO WARN STUDENTS PRIOR TO USING THE SYSTEM AGAINST ACTUALLY MEETING WITH PEOPLE THEY HAVE MET ON THE NETWORK WITHOUT THE CONSENT OF A PARENT OR GUARDIAN. [GENERIC] AGREES THAT IT WILL PERIODICALLY (AND IN ANY EVENT NOT LESS THAN ONCE PER MONTH) REMIND STUDENTS OF THIS PRECAUTION.

     17. [Generic] acknowledges that the System is supported by selling advertising to corporate and other for-profit sponsors ("Sponsors") and agrees that Sponsors will be allowed to display their logos, name, brands, advertising and/or other corporate information on the System including in some cases links to the Sponsors' websites, and to take advantage of the interactive nature of the System.

     18. [Generic] agrees that ZapMe! may grant on-site access to the System to ZapMe!'s sponsors or other commercial partners of ZapMe!, including providers of testing and supplementary educational services. Access would, in the absence of [Generic's] consent, occur only during off-school hours and would be subject to compliance with any policies and procedures Subscriber has adopted regarding access to [Generic's] premises.

     19. [Generic] shall maintain at all times an accurate log of users that includes the actual identity of each user of the System that has been provided an account through [Generic]. [Generic] shall also furnish ZapMe! with a modified log that indicates the age, grade and gender of the user (or whether the user is a faculty member, as the case may be) so ZapMe! may: (i) accurately register or confirm the registration of each student and faculty member on the System; (ii) maintain a list of user names and passwords for students and faculty; and/or (iii) assign and maintain an email system for the students and faculty. [Generic] agrees to update this list before the start of each school semester. ANY PERSONAL INFORMATION THAT ZAPME! RECEIVES FROM [GENERIC] OR ANY USER WILL NOT BE DISTRIBUTED TO ANY THIRD PARTY, OTHER THAN AS REQUIRED BY LAW OR AS NECESSARY TO AVOID IMMEDIATE DANGER OF PHYSICAL HARM TO PERSON OR PROPERTY.

     20. [Generic] agrees to facilitate a student "take home" marketing program. On at least three (3) occasions per school year, [Generic] will distribute to its students take home materials which may contain a home version of the Network, Sponsor's commercial advertising and/or information about contests, scholarships, promotions, and educational programs. While [Generic] shall be obligated to encourage students to take home such materials, [Generic] shall not be deemed to endorse any such materials and shall not be required to violate any policies or procedures adopted by [Generic] with respect to take-home programs.

     21. [Generic] agrees to keep the System powered up on a twenty-four (24) hours per day, seven (7) days per week basis in order for ZapMe! to periodically access the System for updates and other administrative and maintenance procedures.

     22. [Generic] agrees to limit the issuance of e-mail accounts to individuals ages 13 and above.


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     D.  MISCELLANEOUS TERMS

     1. Automatic Renewal. This Agreement will automatically be extended for an additional one (1) year term ("Renewal Term") without change of Equipment, unless [Generic] or ZapMe! notifies the other to the contrary ninety (90) days prior to the end of the Initial Term or any subsequent Renewal Term of this Agreement. The termination and renewal procedures provided for herein shall apply in any subsequent Renewal Term.

     2. Ownership of Equipment. ZapMe! shall retain ownership of any and all aspects of the System including but not limited to the Equipment, any software included with the System, any and all tradenames, trademarks, copyrights, licenses and/or proprietary graphics and designs.

     3. Ownership of Contributed Material. In the event that [Generic] or any of its users submits or contributes any lesson plans, website links, data, educational content or other material of any kind to ZapMe!, this information whether used or not shall become the property of ZapMe! and in no event shall ZapMe! be required to provide compensation in any form to [Generic] or any user of the System unless otherwise agreed to in writing.

     4. Removal of Equipment. In the event of termination of this Agreement by either party, ZapMe! shall have free and reasonable access to retrieve the Equipment and all other components of the System as originally installed or as subsequently modified or upgraded.

     5. Viewing Optional. [Generic] represents and covenants that [Generic's] students shall not be required, mandated or coerced into viewing or using the System and use by students shall be strictly voluntary at all times.

     6. Email System, User Name, Password. [Generic] acknowledges that there will be an electronic mail system ("Email") that will be an integral part of the System. All users will be assigned an address, mailbox, and a "log on user name and password" for access to the System and Email. [Generic] hereby agrees to indemnify, defend and hold harmless ZapMe! from all liabilities, losses, claims, damages and expenses arising from any content transmitted or received through the email system. [Generic] acknowledges that ZapMe! is not responsible for content of email transmitted or received by users or other third parties.

     7. Accessing Objectionable Material. [Generic] and ZapMe! both acknowledge there exists the possibility that some material accessible on or through the System may be deemed harmful to minors or otherwise objectionable by the students or their parents or legal guardians ("Objectionable Material"). ZapMe! hereby disclaims any responsibility or liability for any Objectionable Material accessed on or through the System. [Generic] hereby agrees to indemnify, defend and hold harmless ZapMe! from all liabilities, losses, claims, damages and expenses arising from the access to Objectionable Material, if any. [Generic] acknowledges that ZapMe! is not responsible for content on the Internet. [Generic] understands that the risk of student's viewing Objectionable Material may be reduced by restricting access to the ZapMe! intranet (which restricts access to the Internet generally) and by installing available filtering software.

     8.   Termination.

          a. Expiration of Agreement. This agreement shall not renew if either party gives the other party ninety (90) days written notice prior to expiration of the Agreement. Otherwise this agreement will renew as per "General Terms" at the beginning of this Agreement.

          b. Termination by [Generic]. [Generic] may terminate this Agreement upon the occurrence of any of the following events: (i) if ZapMe! breaches its obligations under this Agreement; (ii) if participation by [Generic] in the System violates any law, ordinance or regulation.

          c. Termination by ZapMe!. ZapMe! may terminate this Agreement upon the occurrence of any of the following events: (i) if [Generic] breaches its obligations under this Agreement; (ii) if the satellite dish or any component of the System is damaged, destroyed or stolen and if ZapMe! determines, in its sole discretion, that occurrence of damage, destruction or theft at [Generic's] campus is excessive; (iii) if ZapMe! is unable to maintain sufficient Sponsors for the System; (iv) participation by [Generic] in the System, or the System violates any law, ordinance, or regulation; or (v) if ZapMe! provides [Generic] 30 days written notice of its intent to terminate.

          d. Removal of Equipment. In the event of Termination ZapMe! shall have the right but not the obligation to remove the Equipment. In the event of Termination [Generic] shall give ZapMe! full reasonable access to remove the Equipment should ZapMe! elect to make such removal.

     9. No Assignment. This Agreement may not be assigned by [Generic] without the prior written consent of ZapMe!.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     11. Entire Agreement. This instrument contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, or agreements written or oral and may be modified only in written form executed by the parties.

     12. Binding Effect. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties.

     13. Force Majeure. ZapMe! shall not be in violation of any of its obligations in this Agreement in the event occurrences beyond its reasonable control prevent its performance.

     14. Damage during Installation or Removal. ZapMe! shall not be obligated to remove any wiring during removal of the Equipment for any reason. Repair of any damage during installation or removal of Equipment to [Generic] shall be done on a "patch to match" basis.


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     15.  Waivers. No Waiver or failure of enforcement by either of the parties hereto of any term or condition of this Agreement shall be effective unless in writing, nor shall it operate as a waiver of any other breach of such term or condition or of any other term or condition.

     16. Interpretation. The captions used in this Agreement are for convenience and reference only and shall not be considered as part of this Agreement.

     17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

     18. Authority. The individuals executing this Agreement and any and all documents in furtherance of this Agreement have the legal power, right and actual authority to bind their respective parties.

     19. Future Sites. In the absence of a new agreement, the parties agree that the addition of any future Systems or equipment at any [Generic] site(s) or school campus(s) shall be bound under the terms of this Agreement.

     20. Effective Date. This Agreement shall become effective and binding on the parties on the date that [Generic] signs the Agreement.


[GENERIC SCHOOL DISTRICT]                 ZAPME! CORPORATION
DATE SIGNED__________________________     DATE SIGNED__________________________

BY:__________________________________

PRINTED NAME:________________________

TITLE:_______________________________     _____________________________________
                                          OLIVER SIMONS


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EXHIBIT A

                    TYPICAL EQUIPMENT LIST FOR EACH SCHOOL

This list is subject to availability of equipment, power, space, telephone lines, and also may be changed or upgraded over the term of the Agreement. The person assigned to take delivery for [Generic] will sign for the actual equipment delivered and installed at mutually agreed upon locations. The following is the typical equipment to be installed at a school:

     1. Fifteen (15)* computer workstations, including keyboards, mice, and monitors.

     2. One network server system including a multi-port hub and cabling to the workstations.

     3.   One mounted satellite antenna cabled to the network server.

     4.   1 printer.

     5.   Software necessary to operate the System.

* Smaller schools or schools with insufficient space to accommodate ZapMe!'s standard configuration may receive fewer computers.


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                                   Exhibit "B"

    (THIS IS AN ELECTRONIC FORM THAT USERS MUST AGREE TO BEFORE ACCESSING
                                   THE SYSTEM)

                    ZAPME! USER AGREEMENT AND PRIVACY POLICY

USER AGREEMENT. ZapMe! Corporation (ZapMe!) hereby grants all users of the ZapMe!-TM- netspace, (the "Network") a non-exclusive, non-transferable license to use the Network subject to the terms and conditions listed below. Before starting each session, all users shall agree:

     1. To abide by the following rules with respect to your username and password: (i) only use your own; (ii) never give to anyone else; (iii) notify ZapMe! immediately if lost, stolen, or used by a third party.

     2. To abide by the acceptable use policies, rules and standards of conduct of [Generic] and the Network.

     3. To abide by all applicable federal, state and local laws, including but not limited to such laws pertaining to computer crime, unauthorized computer access and the Electronic Communications Privacy Act of 1986.

     4. If you are a minor, not to meet in person with people that you have met on the Network without the consent of a parent or guardian.

     5. Not to write, post, transmit or use material which is threatening, defamatory, lewd, vulgar, obscene, profane, or disrespectful while using the Network.

     6. Not to engage in personal attacks or harassment, including prejudicial, racial, or discriminatory attacks.

     7. To immediately report any adult, offensive or otherwise objectionable material appearing on the Network to ZapMe! or the local system administrator, and to acknowledge that ZapMe! is not responsible for any such material encountered during your use of the Network.

     8. Not to use the Network for the purpose of sending unsolicited email to individuals, mailing lists or newsgroups. This practice is commonly referred to as "spamming."

     9.   Not to resell or use the Network for commercial purposes.

     10. To abide by all software license agreements and other intellectual property agreements and all applicable laws related to copyright, trademark, patent and other proprietary rights in connection with the access, display, distribution or any other use of any material available on or through the Network.

     11. To acknowledge that any submission or contribution of any lesson plans, website links, data, educational content, or other material of any kind to ZapMe! shall become the property of ZapMe! and in no event shall ZapMe! be required to provide compensation in any form unless otherwise agreed to in writing.

     12. To hold ZapMe! harmless from any responsibility, liability, damage, injury or loss of any kind arising from use of the Network.

     13. To agree that ZapMe! has the right to deny access to the Network or terminate use of the Network to anyone at any time without notice.

PRIVACY POLICY: It is ZapMe!'s general policy not to collect personal identifying information from our users. We strongly discourage any "minor" (individual under the age of 18) using the Network from disclosing any personal identifying information including, but not limited to, his or her name, address, phone number, e-mail address or Social Security number without first getting permission from his or her parent or guardian. The local System Administrator will maintain a log of account user identities and any questions regarding specific user identities or accounts should be directed to the System Administrator. From time to time, it may be necessary for students to provide personal identifying information in order to operate the Network services and programs, such as e-mail or in connection with the distribution of credit, prizes, scholarships, other winnings, awards and/or recognitions. ZAPME! WILL NOT DISTRIBUTE TO THIRD PARTIES ANY PERSONAL IDENTIFYING INFORMATION RECEIVED FROM ITS USERS, EXCEPT AS REQUIRED BY LAW OR AS ZAPME!, IN ITS SOLE DISCRETION, DEEMS NECESSARY TO AVOID IMMEDIATE DANGER OR PHYSICAL HARM TO PERSONS OR PROPERTY. ZAPME! ENCOURAGES BUT DOES NOT REQUIRE THIS SAME POLICY FROM ITS SPONSORS AND THEREFORE FOREWARNS ITS USERS TO REVIEW THE PRIVACY POLICY OF SPONSORS OR ANY OTHER THIRD PARTIES REQUESTING PERSONAL INFORMATION ON THE NETWORK AND GET HIS OR HER PARENT'S OR GUARDIAN'S PERMISSION BEFORE GIVING


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OUT ANY PERSONAL INFORMATION. ZapMe! may monitor the Network and compile statistics and demographics with regard to the habits, viewing preferences, and other non-identifying information, such as age and gender, about the Network's users. ZapMe! may distribute to third parties any of this aggregated statistical, demographic or non-identifying information for commercial purposes. In addition, ZapMe! may share non-identifying information such as age, gender and zip code of its users with its third party partners.

NO WARRANTY CLAUSE: ZAPME! EXPRESSLY DISCLAIMS ALL WARRANTIES AND GUARANTIES, EXPRESS, IMPLIED OR OTHERWISE ARISING, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY OF PERFORMANCE, AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND SHALL NOT BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF DATA, INTERRUPTIONS OF BUSINESS, NOR FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF LIMITATION OF WARRANTIES OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.


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